UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.   20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported)     September 8, 2010

SOLTERA MINING CORP.
(Exact name of registrant as specified in its chapter)

Nevada	000-51841	00-0000000
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
10 Cromwell Place, London, United Kingdom		SW7 2JN
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code  303 800 5752

n/a
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR230.425)

[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN REPORT

Item 1.01.	Entry into a Material Definitive Agreement.

On December 9, 2009, the board of directors approved the sale of Atzek Mineral SA de CV, its Mexican subsidiary and all its assets.  It was agreed for reasons of convenience and efficiency that Soltera sold the subsidiary to Mr. Benjamin Leonard Lagarda Burton and to Mr. Benjamin Luis Lagarda Burgos.

The purchase price for the subsidiary, including its assets such as a four wheeled drive vehicle, was agreed to be precisely the amount of outstanding debt.  The buyers agreed to take all responsibility for any existing debt and the future operation of the subsidiary.

Soltera is waiting for a signed acknowledgement from Mr. Burton and Mr. Burgos as to the receipt of the subsidiary and its assets.

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Item 1.02.	Termination of a Material Definitive Agreement.

Soltera has relinquished its interest in the option agreements on the Eureka and Eureka Sur copper properties because these agreements could only be maintained by substantial payments.  Soltera intends to use all available funding to explore and develop the El Torno gold property with the objective of achieving early production from surficial gold deposits.

On December 18, 2009, Soltera chose not to renew its exclusive right to explore the Eureka copper property, which expired on December 19, 2009.  Also, on July 28, 2010, Soltera chose not to make the payment of US$1,350,000, which was required by July 30, 2010 in order to maintain the option agreement on the Sur Eureka (Argentina) copper property.  The titleholder found a company interested in buying the property and Soltera was not in a position to compete, so Soltera chose not to exercise its right of first refusal to purchase the property.

See Exhibit 10.14 – Option Agreement and Exhibit 10.18 – Irrevocable Offer Agreement for more details.

Item 3.02.	Unregistered Sales of Equity Securities.

On June 17, 2010, the board of directors authorized the issuance of 2,999,487 restricted units at a subscription price of $0.10 per restricted unit pursuant to the terms and conditions of the Financing Agreement with Goldlake Italia S.p.A.  Each restricted unit consisted of one restricted shares of common stock in the capital of Soltera and one non-transferable share purchase warrants.  Each restricted whole warrant enabled the holder to purchase two additional restricted shares of common stock in the capital of Soltera at a price of $0.15 per restricted warrant for a period of two years exercisable from six months to two years from completion of payment of the first tranche of financing.  The first tranche of the Financing Agreement closed on June 17, 2010 and Soltera received $299,948.70 in cash and issued an aggregate 2,999,487 restricted units to Goldlake Italia S.p.A.

On August 31, 2010, the board of directors authorized the issuance of 2,000,000 restricted units at a subscription price of $0.10 per restricted unit pursuant to the terms and conditions of the Financing Agreement with Goldlake Italia S.p.A.  Each restricted unit consisted of one restricted shares of common stock in the capital of Soltera and one non-transferable share purchase warrants.  Each restricted whole warrant enabled the holder to purchase two additional restricted shares of common stock in the capital of Soltera at a price of $0.15 per restricted warrant for a period of two years exercisable from December 17, 2010 to June 16, 2012.  The second tranche of the Financing Agreement closed on August 31, 2010 and Soltera received $200,000 in cash and issued an aggregate 2,000,000 restricted units to Goldlake Italia S.p.A.

In the closing of the first and second tranche of financing, Soltera relied upon Section 4(2) of the Securities Act of 1933 and Rule 903 of Regulation S promulgated pursuant to that Act by the Securities and Exchange Commission for the issuance of the restricted units to Goldlake Italia S.p.A. as a non-US subscriber outside the United States.  The value of the restricted units was agreed upon between the parties of the Financing Agreement.  Management is satisfied that Soltera complied with the requirements of the exemption from the registration and prospectus delivery of the Securities Act of 1933.  The offering was not a public offering and was not accompanied by any general advertisement or any general solicitation.  Soltera received from the subscriber certain representations and warranties, including, among others, that (a) the subscriber was not a U.S. person, (b) the subscriber subscribed for the shares and warrants for their own investment account and not on behalf of a U.S. person, and (c) there was no prearrangement for the sale of the shares or warrants with any buyer.  No offer was made or accepted in the United States and the share certificates representing the shares were issued bearing a legend with the applicable trading restrictions.

Goldlake Italia S.p.A. has invested US$200,000 in Soltera Mining Corp. under the terms of the Financing Agreement signed on June 9, 2010 in return for two million shares at US$0.10 per share plus warrants to subscribe to two shares at US$0.15 per share.  This is the second tranche of funding (the first was US$300,000 paid in June 2010) and is double the amount required by the Financing Agreement.  The funds were paid by Goldlake IP S.p.A. on behalf of  Goldlake Italia S.p.A.

The new investment will be used primarily for testwork on the El Torno gold property in Argentina.  A programme of sampling and trenching is planned for September and October this year, with particular emphasis on the potential for easily treatable surficial gold.

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See Exhibit 10.22 – Financing Agreement for more details.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Dr. Stefano Capaccioli has consented to being appointed an additional director of Soltera.  On August 27, 2010, Dr. Capaccioli was appointed as an additional director of Soltera by the Board of Directors.

Dr. Stefano Capaccioli (40 years old) has been an independent consultant for the past five years.  Dr. Capaccioli is a chartered accountant and auditor who is the founder and Chief Executive Officer of Studio Capaccioli, a company of chartered accountants, tax consultants, accounting and business consultants based in Arezzo, Italy.  Dr. Capaccioli is a Board Member of several private companies and is a director responsible for tax and legal issues for the Goldlake Group.  Dr. Capaccioli joined the Goldlake Group in 2003 and contributed to the founding of their companies in both the UK and Central America.

Dr. Capaccioli does not hold a directorship in any other reporting company.

There is no family relationship among the directors or officers.

During the last two years, there has been no transaction or proposed transaction that Soltera was or is a party to in which Dr. Capaccioli had or is to have a direct or indirect material interest, with the exception of the Financing Agreement with Goldlake Italia S.p.A.  Dr. Capaccioli has a 5.6% indirect interest in the capital of Goldlake Italia S.p.A.

Item 7.01.  Regulation FD Disclosure.

Limitation on Incorporation by Reference:  In accordance with general instruction B.2 of Form 8-K, the information in this report, including Exhibit 10.14, Exhibit 10.18, and Exhibit 10.22, is furnished under Item 9 and pursuant to Regulation FD, and will not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, or incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as will be expressly set forth by specific reference in such filing.  This report will not be deemed a determination or an admission as to the materiality of any information in the report that is required to be disclosed solely by Regulation FD.

The information contained in Exhibit 10.14, Exhibit 10.18, and Exhibit 10.22 is incorporated herein by reference.

Item 8.01.	Other Events.

For the purpose of complying with the laws of Argentina, Soltera confirms that it changed its principal executive office from Bahnhofstrasse 23, Zug, Switzerland, 6300, to 10 Cromwell Place, London, United Kingdom, SW7 2JN effective June 17, 2010.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits

Exhibit	Description
10.14
Option Agreement dated March 21, 2007 among TNR Gold Corp., Antonio Augustin Giulianotti, and Fabio Montanari, filed as an Exhibit to Soltera’s Form 8-K (Current Report) on March 10, 2008 and incorporated herein by reference.
Filed
10.18
Irrevocable Offer dated April 1, 2009 among Antonio Agustin Giulianotti, Soltera Mining Corp., and TNR Gold Corp., filed as an Exhibit to Soltera’s Form 8-K (Current Report) on May 13, 2009 and incorporated herein by reference.
Filed
10.22
Financing Agreement dated June 9, 2010 between Soltera Mining Corp. and Goldlake Italia S.p.A., filed as an Exhibit to Soltera’s Form 8-K (Current Report) on June 18, 2010 and incorporated herein by reference.
Filed

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Soltera Mining Corp. has caused this report to be signed on its behalf by the undersigned duly authorized person.

SOLTERA MINING CORP.

Dated:  September 8, 2010                                                                                     By:/s/ Fabio Montanari
Fabio Montanari – CEO & Director

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